UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 13, 2018

UPLAND SOFTWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36720	27-2992077
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Congress Avenue, Suite 1850
Austin, Texas 78701
(Address of principal executive offices, including zip code)

(512) 960-1010
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

EXPLANATORY NOTE

The purpose of this Current Report on Form 8-K is to file with the Securities and Exchange Commission (the “SEC”) certain supplemental information in compliance with SEC rules and regulations relating to our acquisition of Qvidian Corporation ("Qvidian"). The SEC rules require us to file certain acquisition information (the “Required Information”). We initially filed certain Qvidian historical financial information for the period ending December 31, 2016 and certain Qvidian historical financial information and certain Upland Software, Inc. (“Upland”) pro forma financial information for the periods ending Septebmer 30, 2017 and December 31, 2016. The SEC rules now, due to a lapse of time, require us to supplementally file portions of the Required Information for the period ending December 31, 2017. Our initial filing was timely filed and contained all information required by the SEC rules. None of that information has changed since it was filed. This supplemental filing merely extends the period pertaining to certain of the Required Information. For ease of reference, below is a more detailed description of each of our initial filing and the Required Information contained therein.

As previously reported, on November 16, 2017 Upland completed its acquisition of Qvidian , a Massachusetts-based provider of cloud-based RFP and sales-proposal automation software, pursuant to an Agreement and Plan of Merger dated November 16, 2017, by and among Upland, Qvidian, Quest Acquisition Corporation I, a Delaware Corporation and wholly owned subsidiary of Upland (the “Merger Sub”), and Christian Meininger, as Securityholder Representative (the “Merger Agreement”). Pursuant to the Merger Agreement and the General Corporation Law of the State of Delaware, at the closing of the transactions contemplated therein (the “Closing”), the Merger Sub merged with and into Qvidian (the “Merger”), with Qvidian continuing as the surviving corporation of the Merger and a wholly owned subsidiary of Upland. Subsequent to Closing, in order to to comply with the SEC’s rules and regulations, Upland timely filed on January 26, 2018 a Current Report on Form 8-K with the SEC containing the following financial information:
a. The unaudited pro forma condensed combined financial statements of Upland Software, Inc. and Qvidian Corporation as of and for the nine months ended September 30, 2017 and the year ended December 31, 2016,
b. The audited consolidated balance sheet of Qvidian Corporation as of December 31, 2016, the audited consolidated statement of operations, comprehensive loss, changes in stockholders' deficit and cash flows for the year then ended, and the notes related thereto, and
b. The unaudited condensed consolidated financial statements of Qvidian Corporation, including the condensed consolidated balance sheet as of September 30, 2017 and December 31, 2016, and the unaudited condensed consolidated statements of operations, comprehensive loss and cash flows of Qvidian Corporation for the nine months ended September 30, 2017 and 2016, and the notes related thereto.
The purpose of this supplemental filing on a Current Report on Form 8-K is to timely file updated unaudited pro forma condensed consolidated financial information of Upland for the year ended December 31, 2017, which contains the unaudited statements of operations of each of:

•	Qvidian for the twelve months ended December 31, 2017, and

•	Upland for the twelve months ended December 31, 2017.

Thus, the updated pro forma financial information merely adds:

•	61 days of historical results of Qvidian, covering the period from October 1, 2017 through the effective closing on November 30, 2017, and

•	2 fiscal quarters of historical results of Upland, covering the period from July 1, 2017 through December 31, 2017.

This supplemental pro forma financial information is provided for informational purposes only and does not purport to represent what the actual consolidated results of operations or the consolidated financial position of Upland would have been had the Merger occurred on the dates assumed therein, nor is it necessarily indicative of future consolidated results of operations or consolidated financial position or management’s expectations for future consolidated results of operations or consolidated financial position. This supplemental pro forma financial information should be read in conjunction with the accompanying notes thereto and the audited consolidated financial statements and accompanying notes thereto of Upland contained in its annual report on Form 10-K for the year ended December 31, 2017.

Item 9.01    Financial Statements and Exhibits.

(b)    Pro Forma Financial Statements.

The unaudited pro forma condensed consolidated financial information of Upland for the year ended December 31, 2017, is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 9.01 by reference.

(d)    Exhibits

The following materials are filed as exhibits to this Current Report on Form 8-K.

Exhibit No.	Description
99.1	Unaudited pro forma condensed consolidated financial information of Upland for the year ended December 31, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UPLAND SOFTWARE, INC.

By:	/s/ John T. McDonald
John T. McDonald Chief Executive Officer

Date: December 12, 2018